Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48385, 333-91806, 333-53029, 333-70626 and 333-130811) and Form S-3 (No. 333-88192) of American Medical Alert Corp. of our report dated March 30, 2011 relating to the financial statements of Lifecomm, LLC, which appears in this Annual Report on Form 10-K of American Medical Alert Corp. for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 30, 2011